United States

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 26, 2012

FNB BANCORP

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-49693	92-2115369
(Commission File Number)	(IRS Employer Identification No.)

975 El Camino Real, South San Francisco, California 94080

(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code: (650) 588-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 26, 2012, the registrant announced that FNB Bancorp, as “Purchaser,” and its wholly owned banking subsidiary, First National Bank of Northern California, have entered into a Stock Purchase Agreement dated as of March 25, 2012 (the “Stock Purchase Agreement”) to acquire all of the outstanding capital stock of Oceanic Bank Holding, Inc. (the “Company”), the holding company for Oceanic Bank, a California banking corporation with its head office in San Francisco, California (the “Bank”), from Oceanic Holding (BVI) Limited (“BVI”), the sole shareholder of the Company, and Walter J. Mix, III, the Trustee of a voting trust created by a Voting Trust Agreement dated as of October 26, 2011 for regulatory purposes to facilitate the sale of the shares (the “Trustee”). The all cash purchase price to be paid for the shares at the closing is $27,750,000, subject to potential adjustments in accordance with the terms of the Stock Purchase Agreement. Consummation of the purchase transaction is expected to occur toward the end of the second quarter of 2012 but not later than October 31, 2012, subject to the satisfaction of various closing conditions, including the receipt of all necessary bank regulatory approvals, the accuracy of the representations and warranties of each party (subject to certain exceptions), the performance in all material respects by each party of its obligations under the Stock Purchase Agreement, and other conditions customary for transactions of this type. Approval of the transaction by a vote of the shareholders of the registrant is not a condition of closing. Each party to the Stock Purchase Agreement has agreed to customary covenants, including, among others, covenants relating to the conduct of the Bank’s business during the interim period between the execution of the Stock Purchase Agreement and the closing. The Trustee, BVI, the Company and the Bank have also agreed not to solicit proposals relating to alternative acquisition proposals or enter into any discussions or any agreement concerning any alternative acquisition proposal.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached to this report as Exhibit 2.1 and is incorporated by reference herein. The Stock Purchase Agreement has been attached as an exhibit to this report in order to provide investors and shareholders with information regarding its terms. It is not intended to provide any other financial information about the registrant, BVI, the Company, the Bank or their respective affiliates. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Stock Purchase Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Stock Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the registrant, BVI, the Company, the Bank or any of their respective affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the registrant.

Forward Looking Statements

This report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the registrant’s filings with the Commission. Risks and uncertainties related to the registrant and BVI, the Company and the Bank include, but are not limited to, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock Purchase Agreement; (2) the outcome of any legal proceedings that may be instituted against Purchaser, BVI, the Company or the Bank; (3) the inability to complete the transactions contemplated by the Stock Purchase Agreement due to the failure to satisfy the conditions to completion, including the receipt of all necessary bank regulatory approvals; (4) risks that the proposed transaction disrupts current operations and the potential difficulties in employee retention as a result of the proposed transaction; (5) the amount of the costs, fees, expenses and charges related to the proposed transaction; (6) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (7) continuation of the historically low short-term interest rate environment; (8) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions or regulatory developments; (9) increased levels of non-performing and repossessed assets that may result in future losses; (10) greater than anticipated deterioration or lack of sustained growth in the national, state or local economies; (11) changes in state and federal legislation, regulations or policies applicable to banks or other financial service providers, including regulatory or legislative developments, like the Dodd-Frank Wall Street Reform and Consumer Protection Act, arising out of current unsettled conditions in the economy; (12) the results of regulatory examinations; and (13) increased competition with other financial institutions. You are cautioned not to put undue reliance on any forward-looking statement. Any such statement speaks only as of the date of the report and in the case of any documents that may be incorporated by reference as of the date of those documents. The registrant does not undertake any obligation to update or release any revisions to any forward-looking statements, or to report any new information, future event or other circumstances after the date of this report or to reflect the occurrence of unanticipated events, except as required by law. However, your attention is directed to any further disclosures made on related subjects in subsequent reports of the registrant filed with the Commission on Forms 10-K, 10-Q and 8-K.

Item 8.01 Other Events.

A copy of the press release issued by the registrant and the Company on March 26, 2012, to announce their signing of the Stock Purchase Agreement described in Item 1.01 above, is attached to this report as Exhibit 2.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

2.1	Stock Purchase Agreement dated as of March 26, 2012

2.2	Press release on March 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB BANCORP (Registrant)

Dated: March 26, 2012.	By:	/s/ David A. Curtis
David A. Curtis
Senior Vice President and
Chief Financial Officer